Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp., Mt. Todd Gold Project - Updated Resource Calculation Increases Estimated Measured and Indicated Resources by 65% to 2.9 Million Ounces of Gold

Denver, Colorado, February 27, 2008 – Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that an updated gold resource estimate for the Batman deposit at the Mt. Todd Gold Project in Northern Territory, Australia was completed on February 26, 2008, by Tetra Tech of Golden, Colorado, in accordance with Canadian National Instrument 43-101 standards.  This updated gold resource estimate was completed under the direction of Mr. John Rozelle, P.G., an independent Qualified Person, utilizing standard industry software and resource estimation methodology. The previous resource estimate was originally reported by Vista in a press release dated June 26, 2006.  The updated resource estimate incorporates the results of 9,460 assay intervals from 25 drill holes (all core holes) drilled by Vista in 2007 with assaying completed by Northern Australia Labs in Pine Creek and ALS-Chemex in Perth.  These results are in addition to the results of 91,225 assay intervals from 730 drill holes (225 core, 435 reverse circulation and 70 rotary drill holes) done by BHP Resources Pty Ltd., Zapopan NL and Pegasus Gold Australia Pty Ltd. used in the previous Mt. Todd resource estimate.  Vista has also completed a preliminary evaluation of the development of the project, the results of which were announced in January 2007. For more information on both studies please refer to the Corporation’s June 26, 2006 and January 4, 2007 press releases or the Company’s website (www.vistagold.com) for complete studies.  A technical report for the updated resource estimate will be filed on SEDAR on or about March 14, 2008.

The new resource estimate as presented in the following table represents an increase in Measured Resources(1) of 769,633 ounces of gold and an increase in Indicated Resources(1) of 367,686 ounces of gold resulting in a combined increase in Measured and Indicated Resources(1) of 1,137,319 ounces of gold at a cutoff grade of 0.015 ounces of gold per ton.  The gold resource estimate for the Batman deposit as of February 26, 2008, reported at a cutoff grade of 0.50 grams of gold per tonne (0.015 ounces of gold per ton) is set out below.  The estimate was prepared using GEMCOM software and used whole block kriging to estimate block values.

Resource Classification	Metric Tonnes (x1000)	Average Grade (grams/tonne)	Short Tons (x1000)	Average Grade (ounces/ton)	Contained Gold Ounces (x1000)
Measured (1)	43,543	0.96	47,987	0.028	1,346
Indicated (1)	45,746	1.05	50,425	0.031	1,549
Measured & Indicated (1)	89,280	1.01	98,413	0.029	2,895
Inferred (2)	58,816	0.81	64,832	0.024	1,532

(1)     Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This table uses the terms “measured resources” and “indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2)     Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Fred Earnest, President and COO of Vista Gold Corp., stated, “The updated resource estimate reflects the success of the 2007 drilling program and the results of a detailed blasthole data study, both of which exceeded our initial expectations. The combined program was successful in three key areas: the conversion of inferred resources to measured or indicated resources, the discovery of new resources at depth and along strike, and improved variography resulting from the analysis of over 158,000 assay intervals in the blasthole database.  The drill assay results indicated better gold grades at depth and this is reflected in the new resource model. We plan to undertake a new drilling program in 2008 with the goals of increasing the estimated measured and indicated gold resources and testing the lower areas of the Batman deposit for higher grade mineralization.  We intend to complete a preliminary feasibility study later this year which will evaluate significant technical and economic issues and determine what portion of the measured and indicated resources in the Batman deposit could be classified as ore reserves.  In the coming months we expect to be able to report the results of other technical studies currently underway. Tetra Tech is estimating the copper resources in the Batman deposit and Resource Development Inc. is completing metallurgical studies to evaluate among other things, the recovery of both copper and gold in a marketable concentrate from the mineralized resources and the effectiveness of high pressure crushing rolls to process the hard mineralized material.”

About Mt. Todd

The Mt. Todd Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline. The Batman deposit geology consists of a sequence of hornfelsed interbedded greywackes and shales with minor thin beds of felsic tuff.  Bedding consistently strikes at 325°, dipping 40 to 60° to the southwest.  Northerly trending sheeted quartz sulfide veins and joints striking at 0 to 20° and dipping 60° to the east are the major location for mineralization in the Batman deposit.  The veins are 0.04 to 4 inches in thickness with an average thickness of around 0.4 inches and occur in sheets with up to 6 veins per horizontal foot. In general, the Batman deposit is 4,800 to 5,100 feet in length by 1,200 to 1,500 feet in true width and 1,500 to 1,800 feet in known down-dip extension (the deposit is open along strike and at depth).

The deposit has a drill hole spacing that varies from 80 feet by 80 feet to 260-330 feet by 260-330 feet and generally averages 160 feet by 160 feet. All assaying was by fire assay on 50-gram charges with atomic absorption (“AA”) finish. It is the opinion of Tetra Tech that quality control and quality assurance methods employed by the various companies working at Mt. Todd were standard at the time of the work.  According to Tetra Tech, quality control and quality assurance methods for previous drilling programs has been audited several times by independent consultants.

The 2007 drilling program consisted of 25 core holes resulting in a total of 9,460 assay intervals.  As the Qualified Person, Mr. Rozelle reviewed the quality control and quality assurance methods implemented by Vista.  Core was logged and cut under the direction of Vista’s geologists and half-core segments were sent to independent labs in Pine Creek (Northern Australia Labs) and Perth (ALS-Chemex) for sample preparation and fire assay analysis/AA analysis.   Both labs prepared and analyzed a statistically significant number of duplicate samples.  In addition to submitting commercially acquired blanks and standards, Vista submitted pulps for re-analysis to the opposing lab.  Mr. John Rozelle, P.G., an independent Qualified Person, has reviewed and verified the technical and scientific information contained in this press release.

Vista holds a large exploration land package to the North and East of the Batman deposit and will be undertaking preliminary exploration activities on the prospective land package in 2008.  Several localized soil sampling programs were completed prior to the start of the wet season in 2007.  Plans are being made for the start of more extensive field mapping and sampling programs with the expectation that conditions in the field will allow the programs to resume in April or May.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. Vista is undertaking programs to advance the Paredones Amarillos Project, including a definitive feasibility study and the purchase of long delivery equipment items, so that construction can begin during the second half of 2008. The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging and additional technical studies are underway with a definitive feasibility study planned for completion by mid-2009. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as plans for evaluation of the Mt. Todd Project including preliminary assessment results and timing and anticipated results for drilling, field mapping and sampling programs to be undertaken at the Mt. Todd Project; potential for increasing estimated resources at the Mt. Todd Project and potential for higher grade mineralization at the Mt. Todd Project; estimates of ore reserves at the Batman deposit; estimates of copper resources at the Batman deposit and results of metallurgical studies in connection with recovery of copper and gold in a marketable concentrate, and effectiveness of high pressure crushing rolls to process hard mineralized material; anticipated timing and results for preliminary and definitive feasibility studies to be undertaken at the Mt. Todd Project; anticipated timing and results for a definitive feasibility study being undertaken at the Paredones Amarillos Project; anticipated timing for construction and development activities at the Paredones Amarillos Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation; future gold prices; Vista’s potential status as a producer including plans, timing and targeted initial production levels; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others,  uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; risks relating to scheduling for feasibility studies; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and the Mt. Todd Project; risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

The forward-looking statements in this press release are based, in part, upon certain assumptions made by Vista and its consultants including, but not limited to no material delay in the current timing for completion of the preliminary and definitive feasibility studies; no material delays in the securing of environmental permits; adequacy and availability of labor, water, and power; no material delays in the acquisition of surface rights; no material delays in the start and completion of construction; and no material changes in prices of labor, materials and supplies other than normal inflation.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com